Exhibit 99.1

Pier 1 Imports, Inc. Announces Annual Meeting of Shareholders and Quarterly Conference Call

FORT WORTH, Texas--(BUSINESS WIRE)--March 29, 2012--Pier 1 Imports, Inc. (NYSE:PIR) announced that April 27, 2012, is the record date for its Annual Meeting of Shareholders to be held June 26, 2012.

As previously announced, the Company will report fiscal 2012 fourth quarter and fiscal year financial results prior to market open on April 5, 2012 and will host a conference call later that morning at 10:00 a.m. Central Time to discuss the financial results. Investors will be able to connect to the call through the Company’s website at www.pier1.com. The conference call can be accessed by linking through to the “Investor Relations” page to the “Events” page, or you can listen to the conference call by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 53773293.

A replay will be available after 12:00 p.m. Central Time for a 24-hour period and the replay can be accessed by calling 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 53773293.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400